Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

ACETO Reports Fiscal 2015 First Quarter Results

PORT WASHINGTON, N.Y., November 6, 2014 -- ACETO Corporation (Nasdaq:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the first quarter of fiscal 2015 ended September 30, 2014.

First Quarter Fiscal 2015 versus First Quarter Fiscal 2014

●	Net sales of $130.8 million versus $129.3 million, a 1.2% increase
●	Gross profit of $27.7 million versus $33.7 million, a 18.0% decrease
●	Net income of $4.8 million versus $11.3 million, a 57.4% decrease
●	Diluted EPS of $0.17 versus $0.40, a 57.5% decrease
●	Non-GAAP Adjusted Net Income of $6.6 million versus $12.5 million, a 46.9% decrease
●	Non-GAAP Adjusted EPS of $0.23 versus $0.44, a 47.7% decrease

Management Commentary

“As previously indicated, ACETO’s first quarter gross profit and earnings per share were below the levels achieved in the same quarter of last year, when we received repeat orders of high value active pharmaceutical ingredient business. Gross profit and earnings were also negatively impacted compared to last year due to a slow quarter in nutritional products as well as timing of certain business within Performance Chemicals. Net sales for the quarter increased slightly over last year’s first quarter as sales increases in Human Health, driven by the fiscal 2014 acquisition of PACK Pharmaceuticals and new products launched in fiscal 2014, offset a decrease in sales within our Pharmaceutical Ingredients segment related to the timing of the high margin active pharmaceutical ingredient business which is expected in the second half of this fiscal year,” said Sal Guccione, Chief Executive Officer of ACETO.

“Looking to the balance of the fiscal year, on the strength of anticipated generic drug launches, incremental revenue from the PACK Pharmaceuticals acquisition and select price and share gains, we expect to offset margin pressure related to consolidation that is occurring within industry distribution channels and increased competition on certain generic drug products. Therefore, we continue to expect to achieve double digit revenue and earnings growth in fiscal 2015, with the earnings growth coming in the second half of the fiscal year.  This expected pattern reflects the uneven nature of ACETO’s business and order flow.  Regarding generic drug product development, we currently expect to spend approximately $9.0 million in research and development for fiscal 2015, up from $5.2 million last year, and to launch eight new products.”

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First Quarter Financial Review

Net sales for the first quarter of fiscal 2015 were $130.8 million, an increase of 1.2% from $129.3 million reported in the first quarter of fiscal 2014. Total company gross profit was $27.7 million, a decrease of 18.0%, compared to $33.7 million in the first quarter of fiscal 2014. Gross margin for the first quarter was 21.1% compared to 26.1% in the prior year period.

Human Health segment sales were $49.1 million, an increase of 26.8%, compared to $38.7 million for the first quarter of fiscal 2014. The sales increase was primarily due to an increase in sales at Rising from new generic drug launches in fiscal 2014 and the acquisition of PACK Pharmaceuticals on April 30, 2014. This increase was offset by a decline in nutritional product sales in the U.S. and internationally due to soft reorders in the current period resulting from high customer inventory levels. Gross profit for the segment was $14.5 million, an increase of 30.5%, compared to $11.1 million for the first quarter of fiscal 2014. Gross margin for the first quarter was 29.6% compared to 28.8% in the prior year period.

Pharmaceutical Ingredients segment sales were $38.0 million, a decrease of 21.6%, compared to $48.4 million for the first quarter of fiscal 2014. The decline in sales is due to the fact that there was a large reorder for a high margin active pharmaceutical ingredient in the first quarter of fiscal 2014 that was not repeated in the first quarter of fiscal 2015.   Gross profit was $6.2 million, a decrease of 59.7%, compared to $15.3 million for the first quarter of fiscal 2014. Gross margin for the first quarter was 16.2% compared to 31.5% in the prior year period.

Performance Chemicals segment sales were $43.7 million, an increase of 3.8%, compared to $42.1 million for the first quarter of fiscal 2014 primarily due to higher sales of a herbicide in the agricultural protection segment as well as a solid performance in specialty chemicals. Gross profit was $7.0 million, a decrease of 5.1%, compared to $7.3 million for the first quarter of fiscal 2014 due to an unfavorable product mix in the current period compared to a stronger, more favorable product mix in the same period last year. Gross margin was 15.9% for the first quarter compared to 17.4% in the prior year period.

Total company selling, general and administrative expenses were $18.3 million compared to $15.8 million in the same period last year, a 16.0% increase. Selling, general and administrative expenses included $2.9 million of SG&A expenses from PACK Pharmaceuticals, of which $1.2 million was amortization expense related to acquired intangible assets. Research and Development expenses in the first quarter totaled $0.7 million compared to $0.6 million in the prior year period. The majority of R&D expenses are milestone based, and will fluctuate quarterly.

Operating income totaled $8.6 million compared to $17.4 million in the first quarter last year, a 50.5% decrease. Other expenses included unrealized loss on foreign exchange due to mark to market valuation of hedge contracts of $0.6 million compared to a loss of $0.1 million in the same prior year period.  Net income was $4.8 million, or $0.17 per diluted share, compared to net income of $11.3 million, or $0.40 per diluted share, for the comparable quarter of fiscal 2014. Non-GAAP Adjusted Net Income was $6.6 million in the first quarter compared to $12.5 million in the prior period, a 46.9% decrease. Non-GAAP Adjusted earnings per share were $0.23 compared to $0.44 in the year ago first quarter, a 47.7% decrease.

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Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00 a.m. EDT on Friday, November 7, 2014.  To participate in the conference call, please dial (888) 895-5271 or (847) 619-6547 approximately 10 minutes prior to the call. Please reference conference ID # 38367653.

A live webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.aceto.com.  Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:30 a.m. EDT on Friday, November 7, 2014 until 11:59 p.m. EDT on Thursday, November 13, 2014 and may be accessed by calling (888) 843-7419 and reference conference ID # 38367653.  An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. This measure, Adjusted Net Income, represents net income excluding amortization of intangibles, debt extinguishment and transaction cost related to acquisitions.  These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reporting in accordance with GAAP.  Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP.  The exclusion of these items also allows investors to compare results of operations in the current period to prior periods results based on the Company’s fundamental business performance and analyze the operating trends of the business.  The exclusion of these items also allows management to evaluate the performance of its business units.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income to U.S. GAAP net income are presented in the table Non-GAAP Reconciliation of this press release.

About ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

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FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2014 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter’s performance not useful as a predictor of future quarters’ results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com
(212) 838-3777

(Financial Tables Follow)

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Aceto Corporation and Subsidiaries
 Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30,
	2014	2013
Net sales	$130,803	$129,261
Cost of sales	103,152	95,527
Gross profit	27,651	33,734
Gross profit %	21.14%	26.10%

Selling, general and
administrative expenses	18,283	15,764
Research and development expenses	745	554
Operating income	8,623	17,416

Other (expense) income, net of interest expense	(978)	158

Income before income taxes	7,645	17,574
Income tax provision	2,817	6,239
Net income	$4,828	$11,335

Net income per common share	$0.17	$0.41

Diluted net income per common share	$0.17	$0.40

Weighted average shares outstanding:
Basic	28,618	27,757
Diluted	29,178	28,390

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Aceto Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	(unaudited) September 30, 2014	June 30, 2014
Assets
Current Assets:
Cash and cash equivalents	$40,669	$42,897
Investments	1,805	746
Trade receivables: less allowances for doubtful accounts: September 30, 2014 $658; and June 30, 2014 $517	126,455	122,694
Other receivables	4,807	5,288
Inventory	92,179	100,683
Prepaid expenses and other current assets	4,865	3,556
Deferred income tax asset, net	432	490

Total current assets	271,212	276,354

Property and equipment, net	11,265	11,573
Property held for sale	5,848	5,848
Goodwill	66,432	66,516
Intangible assets, net	86,215	87,955
Deferred income tax asset, net	11,700	11,605
Other assets	8,092	8,133

Total Assets	$460,764	$467,984

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$8,697	$8,343
Accounts payable	43,586	48,716
Accrued expenses	57,968	61,464
Total current liabilities	110,251	118,523

Long-term debt	99,608	97,158
Long-term liabilities	10,292	11,634
Environmental remediation liability	5,577	7,079
Deferred income tax liability	49	6
Total liabilities	225,777	234,400

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value:
(40,000 shares authorized; 29,068 and 28,772 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively)	291	288
Capital in excess of par value	89,710	87,156
Retained earnings	143,837	140,768
Accumulated other comprehensive income	1,149	5,372
Total shareholders’ equity	234,987	233,584

Total liabilities and shareholders’ equity	$460,764	$467,984

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Aceto Corporation

Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30, 2014	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2014	(unaudited) Three Months Ended September 30, 2013	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2013

Net income, as reported	$4,828	$0.17	$11,335	$0.40

Adjustments:

Amortization	2,565	0.08	1,440	0.05
Transaction costs related to acquisitions	-	-	371	0.01
Separation and relocation costs	99	0.00	-	-
Step-up of inventory	209	0.01	-	-

Adjusted income excluding charges	7,701	0.26	13,146	0.46
Adjustments to provision for income taxes	1,092	0.03	688	0.02

Adjusted net income (Non-GAAP)	$6,609	$0.23	$12,458	$0.44

Diluted weighted average shares outstanding	29,178	29,178	28,390	28,390

NOTE:  Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.

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